Exhibit 3(a)
CERTIFICATE OF INCORPORATION

OF

AMERICAN MEDICAL ALERT CORP.

Under Section 402 of the Business Corporation Law

The undersigned, a natural person of the age of eighteen years or over, desiring to form a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, hereby certifies as follows:

FIRST:       The name of the corporation is

                                           AMERICAN MEDICAL ALERT CORP.

hereinafter sometimes called "the corporation."

SECOND:  The purposes for which it is formed are as follows:

To devise, manufacture, buy, sell, lease, distribute, and generally deal in electronic alarm and communication devices and products used in communicating the need for aid or assistance in the event of emergency or otherwise; to install, service, repair and monitor said devices; to devise, manufacture, buy, sell, lease, distribute and generally deal in alarms and security devices of all kinds, makes and descriptions.

To purchase, receive, lease, or otherwise acquire and to manage, hold, own, use, improve, convey, sell, mortgage, or otherwise deal in and with lands, buildings and real property of every description, or any interest therein.

To adopt, apply for, obtain, register, purchase, lease or otherwise acquire and to maintain, protect, hold, use, own, exercise, develop, manufacture under, operate and introduce, and to sell and grant licenses or other rights in respect of assign or otherwise dispose of, turn to account, or in any manner deal with and contract with reference to, any trade marks, trade names, patents, patent rights, concessions, franchises, designs, copyrights and distinctive marks and rights analogous thereto, and inventions, devices, improvements, processes, recipes, formulae and the like, including such thereof as may be covered by, used in connection with, or secured or received under, Letter Patent of the United States of America or elsewhere or otherwise, and any licenses in respect thereof and any or all rights connected therewith or appertaining thereto.

In furtherance of its corporate business and subject to the limitations prescribed by statute, to be a promoter, partner, member, associates or manager of other business enterprises or ventures, or to the extent permitted in any other jurisdiction to be an incorporator of other corporations of any type or kind and to organize, or in any way participate in the organization, reorganization, merger or liquidation of any corporation, association or venture and the management thereof.

To conduct its business, and to exercise all of its corporate powers and rights, in the State of New York, and in the various other states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign countries.

To carry out all or any part of the foregoing purposes as principal, factor, agent, broker, contractor or otherwise, either alone or in conjunction with any persons, firms, associations, corporations, or others in any part of the world; and in carrying on its business and for the purpose of attaining or furthering any of its purposes, to make and perform contracts of any kind and description, and to do anything and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes herein enumerated.

For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

THIRD:	The office of the corporation in the State of New York is to be located in the Town of Hempstead, County of Nassau.

FOURTH:	The aggregate number of shares which the corporation shall have the authority to issue is 200, without par value.

FIFTH:
The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o Korn & Spirn, 50 Clinton Street, Hempstead, New York 11550.

SIXTH:	Shareholders shall not be entitled to preemptive rights, directly or indirectly, in prespect of any equity, voting, or other shares of the corporation.

SEVENTH:
Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

               IN WITNESS WHEREOF I hereunto sign my name and affirm that statements made herein are true under the penalties of perjury this 13th day of January 1981.

Name & Address    Mary E. Smith
                   284 State Street
of Incorporator:       Albany, New York  12210          /s/  Mary E. Smith

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AMERICAN MEDICAL ALERT CORP.

(Under Section 805 of the Business Corporation Law)

We the undersigned, the President of AMERICAN MEDICAL ALERT CORP., and the Secretary thereof, certify:

1.      The name of the Corporation is AMERICAN MEDICAL ALERT CORP.

2.      The Certificate of Incorporation was filed by the Department of State on  January 14, 1981.

3.      The Certificate of Incorporation is amended as authorized by Section 805 of the Business Corporation Law so as to change the number of shares which the Corporation is authorized to issue from 200 Common Shares, without par value, to 10,000,000 Common Shares, par value one ($.01) cent each.

Article Fourth of the Certificate of Incorporation, which refers to the authorized shares is amended to read as follows:

FOURTH:	The total number of shares of stock which the Corporation shall be authorized to issue is 10,000,000 shares all of which shall be Common Shares having a par value of one ($.01) cent each.

4.      The eighty (80) issued shares without par value are hereby changed into 2,228,571 shares, par value one ($0.01) cent each, at the rate of 27,857 new shares for each share presently issued.

5.      The Certificate of Incorporation is amended as authorized by Section 801 of the Business Corporation Law so as to add a new Article 7, eliminating pre-emptive rights as provided for in Section 622 of the New York Business Corporation Law.

Paragraph 7 of the Certificate of Incorporation shall read as follows:

SEVENTH:
No holder of the Common Stock of the Corporation shall be entitled as such as a matter of right to subscribe for or to purchase any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into stock of any class, whatsoever, whether now or hereafter authorized, or whether issued for property or services or by way of dividend or for cash, and all such rights are waived by each holder of the Common Stock.

6.
This Amendment of the Certificate of Incorporation was authorized by the unanimous written consent of the shareholders of this Corporation pursuant to Section 615 (b) of the New York Business Corporation Law.

IN WITNESS WHEREOF, this Certificate has been signed this 31st day of July, 1981.

/s/ Howard Siegel
Howard Siegel, President

/s/ Barry Schweiger
Barry Schweiger, Secretary

STATE OF NEW YORK                     )
                                                               )           ss.:
COUNTY OF NEW YORK                 )

BARRY SCHWEIGER, being duly sworn, deposes and says: that he is the Secretary of AMERICAN MEDICAL ALERT CORP., the Corporation mentioned and described in the foregoing instrument; that he has read and signed the same, and that the statements contained herein are true.

/s/ Barry Schweiger
Barry Schweiger, Secretary

Sworn to before me this 5th day
of July, 1981

_________________________
Notary Public

CERTIFICATE OF CORRECTION
OF
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AMERICAN MEDICAL ALERT CORP.

The undersigned, Howard M. Siegel and John Merlo, pursuant to section 105 of the New York Business Corporation Law, do hereby certify:

1.           The name of the corporation is American Medical Alert Corp.

2.           The undersigned are the President and Secretary, respectively, of American Medical Alert Corp.

3.           A Certificate of Amendment of the Certificate of Incorporation of American Medical Alert Corp. was filed in the office of the Department of State at Albany, New York on the 12th day of August 1981.

4.           Said Certificate of Amendment is erroneous in that Paragraph 5 of said Certificate incorrectly amended Article 7 instead of Article 6 of the Certificate of Incorporation.

5.           This Certificate is filed to correct such error and to delete Paragraph 5 of the Certificate of Amendment. For the purpose of correcting said error, said Paragraph 5 of Certificate of Amendment is hereby corrected to read as follows, to wit:

"5. The Certificate of Incorporation is amended as authorized by Section 801 of the Business Corporation Law so as to add a new Article 6 eliminating pre-emptive rights as provided for in Section 622 of the New York Business Corporation Law.

Paragraph 6 of the Certificate of Incorporation shall read as follows:

SIXTH:
No holder of the Common Stock of the Corporation shall be entitled as such as a matter of right to subscribe for or to purchase any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into stock of any class, whatsoever, whether now or hereafter authorized, or whether issued for property or services or by way of dividend or for cash, and all such rights are waived by each holder of the Common Stock."

For the purpose of deleting such unauthorized matter, Paragraph 5 of the Certificate of Amendment is hereby declared to be deleted and eliminated and the new Paragraph 5 is placed instead thereof.

           IN WITNESS WHEREOF, the undersigned have executed and signed this Certificate of Correction this 29th day of November 1983.

/s/ Howard M. Siegel
Howard M. Siegel, President

/s/ John Merlo
John Merlo, Secretary

STATE OF NEW YORK                     )
                                                               )           ss.:
COUNTY OF NEW YORK                 )

JOHN MERLO, being duly sworn, deposes and says: that he is the Secretary of AMERICAN MEDICAL ALERT CORP., the Corporation mentioned and described in the foregoing instrument; that he has read and signed the same, and that the statements contained herein are true.

/s/ John Merlo
John Merlo, Secretary

Sworn to before me this 29h day
of November, 1983

_________________________
Notary Public

CERTIFICATE OF AMENDMENT

of

CERTIFICATE OF INCORPORATION

of

AMERICAN MEDICAL ALERT CORP.

(Under Section 805 of the Business Corporation Law)

1.           The name of the corporation is American Medical Alert Corp.

2.           The Certificate of Incorporation of the corporation was filed by the Department of State on January 14, 1981.

3.           A Certificate of Amendment of the Certificate of Incorporation of American Medical Alert Corp. was filed in the office on each of August 12, 1981 and December 1, 1983.

4.           The certificate of incorporation of the corporation is hereby amended by striking out Article Fourth thereof and by substituting in lieu of said Article Fourth the following new Article Fourth the effect of which will be to add 1 million shares of Preferred Stock with a par value of $.01 per share:

"The total number of shares of stock which the corporation shall have authority to issue shall be 11,000,000, of which 10,000,000 shares shall be common stock, par value $.01 per share, and 1,000,000 shares shall be preferred stock, par value $.01 per share. The shares of preferred stock shall be issuable one or more series as determined from time to time by the Board of Directors. The Board of Directors hereby is expressly vested with authority, by resolution or resolutions, to establish with respect to each such series, its designation, number, full or limited voting powers or the denial of voting powers, and relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determining the following:

(i) the number of shares constituting that series and the distinctive designation of that series;

(ii) whether the holders of shares of that series shall be entitled to receive dividends and, if so, the rates of such dividends, conditions under which and times such dividends may be declared or paid, any preference of any such dividends to, and the relation to, the dividends payable on any other class or classes of stock or any other series of the same class and whether dividends shall be cumulative or non-cumulative and, if cumulative, from which date or dates;

(iii) whether the holders of shares of that series have voting rights in addition to the voting rights provided by law and, if so, the terms and conditions of exercise of such voting rights;

(iv) whether shares of that series shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, and, if so, the terms and conditions thereof, including the date or dates when such shares shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, the price or prices of or the rate or rates at which shares of such series shall be so convertible or exchangeable, and any adjustments which shall be made, and the circumstances in which any such adjustments shall be made, in such conversion or exchange prices or rates;

(v) whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi) whether the shares of that series shall be subject to the operation of a retirement or sinking fund and, if so subject, the extent and the manner in which it shall be applied to the purchase or redemption of the shares of that series, and the terms and provisions relative to the operation thereof;

(vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and any presence of any such rights to, and the relation to, the rights in respect thereto of any class or classes of stock or any other series of the same class; and

(viii) any other relative rights, preferences and limitations of that series;

provided, however, that if the stated dividends and amounts payable on liquidation with respect to shares of any series of the Preferred Stock are not paid in full, the shares of any series of the Preferred stock are not paid in full, the shares of all series of the Preferred Stock shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets (other than by way of dividends) in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full."

5.           The amendment to the corporation's Certificate of Incorporation was authorized by vote of the board of directors followed by vote of the holders of a majority of all the outstanding shares of Common Stock of the corporation.

IN WITNESS WHEREOF, we have executed this certificate this 23 day of June, 1997, and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

/s/ Howard M. Siegel
Howard M. Siegel, President

/s/ John Rogers
John Rogers, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

AMERICAN MEDICAL ALERT CORP.

(UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW)

1.           The name of the corporation is American Medical Alert Corp.

2.           The Certificate of Incorporation of the corporation was filed by the Department of State on January 14, 1981.

3.           A Certificate of Amendment of the Certificate of Incorporation was filed in the office of the Department of State at Albany, New York on each of August 12, 1981, December 1, 1983 and July 2, 1997.

4.           The certificate of incorporation of the corporation is hereby amended to increase the number of authorized shares of the corporation's common stock from 10,000,000 shares to 20,000,000 shares.

5.           In order to effect the foregoing amendment and change, the certificate of incorporation of the corporation is hereby amended by striking out the first sentence of Article Fourth thereof and by substituting in lieu of said first sentence of Article Fourth the following new first sentence of Article Fourth:

"The total number of shares of stock which the corporation shall have authority to issue shall be 21,000,000, of which 20,000,000 shall be common stock, par value $.01 per share, and 1,000,000 shares shall be preferred stock, par value $.01 per share."

6.           The amendment to the corporation's Certificate of Incorporation was authorized by vote of the board of directors followed by vote of the holders of a majority of all the outstanding shares of Common Stock of the corporation.

IN WITNESS WHEREOF, we have executed this certificate this 28th day of June, 2000, and do hereby affirm under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

/s/ Howard M. Siegel	/s/ John Rogers
Howard M. Siegel, President	John Rogers
Chairman and CEO	Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

AMERICAN MEDICAL ALERT CORP.

(UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW)

1.           The name of the corporation is American Medical Alert Corp.

2.           The Certificate of Incorporation of the corporation was filed by the Department of State on January 14, 1981.

3.           A Certificate of Amendment of the Certificate of Incorporation was filed in the office of the Department of State at Albany, New York on each of August 12, 1981, December 1, 1983, July 2, 1997 and June 30, 2002.

4.           The certificate of incorporation of the corporation is hereby amended to delete Article Second thereto, which enumerate the corporate purposes and powers of the corporation and to substitute in lieu of said Article Second a new Article Second.

5.           In order to effect the foregoing amendment, the Certificate of Incorporation of the corporation is hereby amended by striking Article Second thereof in its entirety and by substituting in lieu of said Article Second the following Article Second

“SECOND:                             The purpose of the corporation is as follows:

To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that any act or activity requiring the consent or approval of any State official, department, board, agency or other body shall not be engaged in without such consent or approval first being obtained.

To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations under the Business Corporation Law of the State of New York, subject to any limitations thereof contained in this Certificate of Incorporation or in the laws of the State of New York".

6.           The amendment to the corporation's Certificate of Incorporation was authorized by vote of the board of directors followed by vote of the holders of a majority of all the outstanding shares of Common Stock of the corporation.

           IN WITNESS WHEREOF, we have executed this certificate this 19th day of September  2002, and do hereby affirm under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

/s/ Jack Rhian	/s/ John Rogers
Jack Rhian	John Rogers
Executive VP and COO	Secretary